UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

November 6, 2008
Date of Report (Date of earliest event reported)

ENERGY PARTNERS, LTD.
(Exact name of registrant as specified in its charter)

Delaware	001-16179	72-1409562
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
201 St. Charles Avenue, Suite 3400 New Orleans, Louisiana 70170
(Address of principal executive offices)

(504) 569-1875
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On November 6, 2008, Energy Partners, Ltd. (the “Company”) issued a press release with respect to its 2008 third quarter earnings. The press release is furnished as Exhibit 99.1 to this current report and incorporated by reference herein. The press release contains certain measures (discussed below), which may be deemed "non-GAAP financial measures" as defined in Item 10 of Regulation S-K of the Securities Exchange Act of 1934, as amended.

The information furnished pursuant to this Item 2.02, including Exhibit 99.1, shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any registration statement filed under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Management discloses discretionary cash flow and adjusted non-GAAP net income (loss). These non-GAAP financial measures and reconciliations to the most comparable GAAP financial measures for the quarter ended September 30, 2008 are included in Exhibit 99.1 to this current report, furnished to the Securities and Exchange Commission.

Discretionary cash flow is defined as cash flow from operations before changes in working capital and exploration expenditures. Discretionary cash flow is widely accepted as a financial indicator of an oil and natural gas company's ability to generate cash, which is used to internally fund exploration and development activities, pay dividends and service debt. Discretionary cash flow is presented based on management's belief that this non-GAAP measure is useful information to investors because it is widely used by professional research analysts in the valuation, comparison, rating and investment recommendations of companies within the oil and natural gas exploration and production industry. The Company does not use this non-GAAP measure for any other purpose. Many investors use the published research of these analysts in making their investment decisions. Discretionary cash flow is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating activities, as defined by GAAP, or as a measure of liquidity, or an alternative to net income. Investors should be cautioned that discretionary cash flow as reported by us may not be comparable in all instances to discretionary cash flow as reported by other companies.

The Company reconciles net income (loss) as reported to an adjusted non-GAAP amount. This non-GAAP amount is defined as net income (loss) before the impact of unrealized gains and losses due to the change in fair market value of derivative instruments. This non-GAAP measure is provided as supplemental information, and should not be relied upon as an alternative measure to GAAP.  The Company's management utilizes both the GAAP and the non-GAAP results, to evaluate the Company's performance and believes that comparative analysis of results can be enhanced by excluding the impact of unrealized gains and losses on derivative instruments.  Management believes in certain cases the Company's GAAP results are not indicative of the Company's operating performance for the applicable period, nor should they be considered in developing trend analyses for future periods.  Specifically, the Company believes that it is useful to provide investors with information regarding the impact of the unrealized gains and losses due to the change in fair market value of derivative instruments because the unrealized gains or losses relate to derivative instruments that hedge the Company’s production in future months. The gain or loss that is associated with derivative instruments that hedge current production is recognized in net income and is not eliminated in determining adjusted non-GAAP net income (loss). The Company believes that this adjustment better matches derivative gains or losses with the period when the underlying hedged production occurs.

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated November 6, 2008 announcing earnings for the quarter ended September 30, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	November 6, 2008

ENERGY PARTNERS, LTD.

		By:	/s/ Joseph T. Leary
Joseph T. Leary
Executive Vice President and
Chief Financial Officer
(authorized officer and
principal financial officer)